Exhibit 99.1

Indaptus Therapeutics Reports Second Quarter 2023 Financial Results and Provides Corporate Update

NEW YORK (August 14, 2023) - Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”) today announced financial results for the second quarter ended June 30, 2023 and provided a corporate update.

“We have recently announced the completion of the first cohort of patients in our INDP-D101 trial evaluating Decoy20 for the treatment of solid tumors and receipt of authorization from the Safety Review Committee to advance into the second cohort. As previously announced, we are pleased to observe evidence of immune activation, along with short-lived adverse events consistent with Decoy20’s mechanism of action.” said Jeffrey Meckler, Chief Executive Officer of Indaptus. “We continue to analyze the data generated and anticipate that the data from the dose finding studies will guide the selection for the recommended Phase 2 dose for subsequent multi-dosing and combination studies, which are planned for 2024. An additional recent accomplishment is the appointment of industry veteran, Roger Waltzman, M.D., as our Chief Medical Officer. We anticipate benefiting from his expertise as we continue our Phase 1 trial and further develop the Decoy platform. In the meantime, we are prudently managing our cash position.”

Recent Corporate Highlights:

●	The Company announced the completion of the first cohort of its INDP-D101 trial and receipt of authorization from its Safety Review Committee to proceed into the second cohort of the Phase 1 trial.

●	A compound from the Company’s Decoy platform was presented in a poster titled, “A systemically administered killed bacteria-based multiple immune receptor agonist for pulsed anti-tumor immunotherapy,” at the American Association for Cancer Research Conference 2023. The poster highlighted that Decoy10 demonstrated 90% reduction of LPS-endotoxin activity and use of 100% killed, non-pathogenic bacteria.

●	The Company’s Chief Scientific Officer, Michael Newman, Ph.D., was named Chair for two of the three days of the 4th STING & TLR-Targeting Therapies Summit held in Boston from May 9 to 11, where he was also a featured speaker.

●	The Company received patent allowances for its Decoy immunotherapy platform in Brazil and India. The Indian patent allowance brought the number of countries in which the Company holds patent protection to 32.

●	Roger Waltzman, M.D. was appointed the Chief Medical Officer of Indaptus, effective August 7, 2023.

Financial Highlights for the Second Quarter Ended June 30, 2023

Research and development expenses for the three months ended June 30, 2023 and 2022 were approximately $1.5 million. Research and development expenses for the six months ended June 30, 2023 were approximately $3.4 million, an increase of approximately $0.6 million compared with approximately $2.8 million in the six months ended June 30, 2022. The increase for the six-month period was primarily due to expenses for our Phase 1 clinical trial that was initiated in December 2022 and payroll and related expenses.

General and administrative expenses for the three months ended June 30, 2023 were approximately $2.0 million, a decrease of approximately $0.4 million compared with approximately $2.4 million in the three months ended June 30, 2022. The decrease was primarily due to a decrease in stock-based compensation and a decrease in directors and officers’ insurance expenses. General and administrative expenses for the six months ended June 30, 2023 were approximately $4.6 million, an increase of approximately $0.1 million compared with approximately $4.5 million in the six months ended June 30, 2022.

Loss per share for the three months ended June 30, 2023 was approximately $0.39 compared with approximately $0.46 for the three months ended June 30, 2022. Loss per share for the six months ended June 30, 2023 was approximately $0.89 compared with approximately $0.87 per share for the six months ended June 30, 2022.

As of June 30, 2023, the Company had cash, cash equivalents and marketable securities of approximately $19.7 million as compared to $26.4 million as of December 31, 2022. The Company expects that its current cash, cash equivalents and marketable securities will support its ongoing operating activities into the second quarter of 2024. This cash runway guidance is based on the Company’s current operational plans and excludes any additional funding and any business development activities that may be undertaken. Indaptus continues to assess all financing options that would support its corporate strategy.

Net cash used in operating activities was approximately $7.1 million for the six months ended June 30, 2023, compared with net cash used in operating activities of approximately $6.3 million for the six months ended June 30, 2022. The increase of approximately $0.8 million in net cash used was primarily attributable to an increase in our spending related to research and development activities in connection with the Phase 1 clinical trial and for general and administrative expenses.

Net cash provided by investing activities was approximately $10.1 million for the six months ended June 30, 2023 which was a result of the maturity of $17.0 million in marketable securities, offset by net investment of approximately $6.9 million in marketable securities. Net cash used in investing activities was approximately $18.6 million for the six months ended June 30, 2022 which was primarily related to net investment in marketable securities in the amount of approximately $18.8 million, offset by approximately $0.2 million from the proceeds received for assets held for sale.

There was no net cash provided by or used in financing activities in the six months ended June 30, 2023 and 2022.

About Indaptus Therapeutics

Indaptus Therapeutics has evolved from more than a century of immunotherapy advances. The Company’s novel approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and pathways and associated anti-tumor and anti-viral immune responses will require a multi-targeted package of immune system-activating signals that can be administered safely intravenously (i.v.). Indaptus’ patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria producing a multiple Toll-like receptor (TLR), Nucleotide oligomerization domain (Nod)-like receptor (NLR) and Stimulator of interferon genes (STING) agonist Decoy platform. The products are designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cells and pathways of innate and adaptive immunity. Decoy products represent an antigen-agnostic technology that have produced single-agent activity against metastatic pancreatic and orthotopic colorectal carcinomas, single agent eradication of established antigen-expressing breast carcinoma, as well as combination-mediated eradication of established hepatocellular carcinomas and non-Hodgkin’s lymphomas in standard pre-clinical models, including syngeneic mouse tumors and human tumor xenografts. In pre-clinical studies tumor eradication was observed with Decoy products in combination with anti-PD-1 checkpoint therapy, low-dose chemotherapy, a non-steroidal anti-inflammatory drug, or an approved, targeted antibody. Combination-based tumor eradication in pre-clinical models produced innate and adaptive immunological memory, involved activation of both innate and adaptive immune cells, and was associated with induction of innate and adaptive immune pathways in tumors after only one i.v. dose of Decoy product, with associated “cold” to “hot” tumor inflammation signature transition. IND-enabling, nonclinical toxicology studies demonstrated safe i.v. administration without sustained induction of hallmark biomarkers of cytokine release syndromes, possibly due to passive targeting to liver, spleen, and tumor, followed by rapid elimination of the product. Indaptus’ Decoy products have also produced significant single agent activity against chronic hepatitis B virus (HBV) and chronic human immunodeficiency virus (HIV) infections in pre-clinical models.

Forward-Looking Statements

This press release contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding Phase 1 clinical trial of Decoy20, including the timing and design thereof, the timing of the enrollment of the second cohort of patients in the Phase 1 trial, and our expectations regarding the recommended Phase 2 doses for subsequent multi-dosing and combination studies and related timing; the anticipated effects of our product candidates, including Decoy20; the plans and objectives of management for future operations; our research and development activities and costs; the sufficiency of our cash, cash equivalents and marketable securities to fund our going activities and our cash management strategy; and our assessment of financing options to support our corporate strategy. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the SEC, our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2023, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR

Louie Toma

louie@coreir.com

Media Contact:

CORE IR

Jules Abraham

julesa@coreir.com

917-885-7378

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,698,387	$9,626,800
Marketable securities	6,993,588	16,806,009
Prepaid expenses and other current assets	180,784	811,433

Total current assets	19,872,759	27,244,242

Non-current assets:
Property and equipment, net	1,376	2,019
Right-of-use asset	215,846	79,294
Other assets	754,728	738,251

Total non-current assets	971,950	819,564

Total assets	$20,844,709	$28,063,806

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,002,625	$3,352,847
Operating lease liability, current portion	100,421	80,494

Total current liabilities	2,103,046	3,433,341

Non-current liabilities:
Operating lease liability, net of current portion	116,170	-

Total non-current liabilities	116,170	-

Total liabilities	2,219,216	3,433,341

Commitments and contingent liabilities

Stockholders’ equity:
Common stock: $0.01 par value, 200,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 8,401,047 shares issued and outstanding as of June 30, 2023 and December 31, 2022	84,011	84,011
Additional paid in capital	55,899,315	54,443,705
Accumulated deficit	(37,491,988)	(29,993,685)
Accumulated other comprehensive income	134,155	96,434

Total stockholders’ equity	18,625,493	24,630,465

Total liabilities and stockholders’ equity	$20,844,709	$28,063,806

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$1,480,485	$1,506,165	$3,360,385	$2,803,263
General and administrative	2,014,777	2,363,095	4,590,043	4,468,070

Total operating expenses	3,495,262	3,869,260	7,950,428	7,271,333

Loss from operations	(3,495,262)	(3,869,260)	(7,950,428)	(7,271,333)

Other income, net	250,197	33,758	452,125	70,677

Net loss	$(3,245,065)	$(3,835,502)	$(7,498,303)	$(7,200,656)

Net loss available to common stockholders per share of common stock, basic and diluted	$(0.39)	$(0.46)	$(0.89)	$(0.87)

Weighted average number of shares used in calculating net loss per share, basic and diluted	8,401,047	8,258,597	8,401,047	8,258,597

Net loss	$(3,245,065)	$(3,835,502)	$(7,498,303)	$(7,200,656)
Other comprehensive income (loss):
Reclassification adjustment for interest earned on marketable securities included in net loss	(161,197)	-	(290,426)	-
Unrealized gain (loss) on marketable securities	117,895	(17,716)	328,147	(26,937)
Comprehensive loss	$(3,288,367)	$(3,853,218)	$(7,460,582)	$(7,227,593)

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Six months ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,498,303)	$(7,200,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	643	1,068
Stock-based compensation	1,455,610	1,735,578
Interest earned on marketable securities	(290,426)	-
Realized gain on assets held for sale	-	(24,155)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	614,172	845,769
Accounts payable and other current liabilities	(1,350,222)	(981,642)
Other assets	-	(642,572)
Operating lease right-of-use asset and liability, net	(455)	720
Net cash used in operating activities	(7,068,981)	(6,265,890)

Cash flows from investing activities:
Proceeds received for assets held for sale	-	172,555
Maturity of marketable securities	17,000,000	-
Purchase of marketable securities	(6,859,432)	(18,780,018)
Net cash provided by (used in) investing activities	10,140,568	(18,607,463)

Net increase (decrease) in cash and cash equivalents	3,071,587	(24,873,353)

Cash and cash equivalents at beginning of period	9,626,800	39,132,165

Cash and cash equivalents at end of period	$12,698,387	$14,258,812

Noncash investing and financing activities
Change in unrealized gain/loss on marketable securities	$37,721	$-
ASC 842 lease renewal option exercise	$236,506	$-
Reclassification of security deposit	$16,477	$-
Supplemental Disclosures
Cash paid for income taxes	$1,600	$2,400
Cash received for interest earned on deposits	$127,013	$-